February 2020 Fourth Quarter 2019 Earnings Call Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates”, “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Charles Nifong, CEO & President

CROSSAMERICA PARTNERS LP

Fourth Quarter 2019 Earnings Call February 2020

4Q and Full Year Operating Results

OPERATING RESULTS (in thousands, except for per gallon)	Three Months ended Dec. 31,		% Change	Full Year		% Change
	2019	2018		2019	2018	
Total Volume of Gallons Distributed	253,872	255,011	0%	1,003,994	1,047,260	(4%)
Wholesale Fuel Margin per Gallon	$0.068	$0.076	(11%)	$0.072	$0.067	7%
Wholesale Fuel Gross Profit	$17,271	$19,396	(11%)	$71,918	$70,019	3%
*Rental & Other Gross Profit (Net) (Wholesale & Retail)	$17,170	$15,565	10%	$65,533	$62,076	6%
Operating Expenses	$10,013	$14,625	(32%)	$52,554	$61,919	(15%)
General & Administrative Expenses	$4,385	$4,126	6%	$16,849	$17,966	(6%)
*Adjusted EBITDA	$25,586	$28,739	(11%)	$103,703	$106,125	(2%)
*Distributable Cash Flow	$18,775	$21,004	(11%)	$80,123	$76,334	5%

*The dollar amount of Rental & Other Gross Profit (Net) for the three-and-twelve-month periods ended December 31, 2018 has been adjusted for the new lease accounting guidance (ASC 842) that became effective January 1, 2019. If the new lease standard had been adopted January 1, 2018, Rental & Other Gross Profit would have been lower by $1,807,000 and $7,227,000, respectively, which is reflected in the table above. The reported amount for Rental & Other Gross Profit (Net) for the three-and-twelve-month periods ended December 31, 2018 were $17,372,000 and $69,303,000, respectively. Adjusted EBITDA and Distributable Cash Flow for the three-and-twelve-month periods ended December 31, 2018 have also been adjusted for the new lease accounting guidance. A reconciliation to the reported numbers for the three-and-twelve-month periods ended December 31, 2018 are provided in the Appendix section of this presentation.

4

Full Year 2019 Highlights Wholesale Motor Fuel Business – Gross Profit increase of 3% Margin (cents per gallon) increased 7% year-over-year to 7.2 cents per gallon Fuel volume declined 4% with over 1.0 billion gallons distributed during the year Optimized low margin portfolio and improving pricing capability Rent and Other grew 6% year-over-year and represented 42% of Gross Profit for 2019 Continued Expense Control Overall expenses (operating and G&A) declined 13% Operating expenses declined 15% and G&A expenses declined 6% year-over-year on a reported basis

Fourth Quarter 2019 Earnings Call February 2020

CROSSAMERICA PARTNERS LP

Full Year 2019 Highlights

- **Purchase of General Partner interest, IDRs and Limited Partner Units#**
  - On November 19, 2019, Couche-Tard sold all of its CrossAmerica interests to investment entities controlled by Joe Topper. The CrossAmerica interests sold consist of:
    - 100% of the General Partner interest
    - 100% of the incentive distribution rights (IDRs)
    - Approximately 7.5 million CrossAmerica limited partner common units, which currently represented 21.7% of the outstanding common units at the time of the transaction

- **Completed two asset exchange transactions with Circle K**
  - First Tranche - May 22*
  - Second Tranche - September 5**

#Additional details regarding the agreement between Couche-Tard and CrossAmerica are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, issued on November 19 and 21, 2019, and available on the CrossAmerica website at www.crossamericapartners.com.

*Additional details regarding the first asset exchange transaction are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on May 22, 2019, and available on the CrossAmerica website at www.crossamericapartners.com.

**Additional details regarding the second asset exchange transaction are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on September 5, 2019, and available on the CrossAmerica website at www.crossamericapartners.com.

6

Strategy & Objectives for 2020 Complete the remaining asset exchanges with Circle K Entered into an asset exchange agreement as of 12/17/18#: Two tranches of the asset exchange were completed in 2019 and expect to complete the final exchange of assets in the calendar first quarter or early calendar second quarter of 2020 Entered into an asset exchange agreement as of 11/19/19*: Couche-Tard will transfer U.S. wholesale fuel supply contracts covering 387 sites and 45 fee and leasehold properties to CrossAmerica CrossAmerica will transfer its entire 17.5% limited partner interest in CST Fuel Supply LP to Couche-Tard The asset exchange transaction is expected to close in the calendar first quarter of 2020, subject to customary closing conditions Complete the acquisition of retail/wholesale assets that was announced on January 15, 2020** Includes retail operations at 172 sites that distributed approximately 199 million gallons and had $195 million in inside sales for the 12-month period ending September 30, 2019 155 company operated sites 9 commission sites 8 sites at which we are acquiring car wash operations of just the convenience store operations Wholesale fuel supply to 114 sites, including 55 third-party wholesale dealer contracts that distributed approximately 45 million gallons of motor fuel for the 12-month period ending September 30, 2019 Leasehold interest in at least 53 sites; CAPL already owns or controls through a leasehold interest 116 of the sites Expected to close in the second quarter of 2020 **Additional details regarding the definitive agreement to acquire retail/wholesale assets from entities affiliated with Joe Topper, Chairman of CrossAmerica, are included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com. *Additional details regarding the agreements between Couche-Tard and CrossAmerica are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, issued on November 19 and 21, 2019, and available on the CrossAmerica website at www.crossamericapartners.com. #Additional details regarding the asset exchange agreement are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on December 17, 2018, and available on the CrossAmerica website at www.crossamericapartners.com.

Fourth Quarter 2019 Earnings Call February 2020

Strategy & Objectives for 2020

- **Once acquisitions and asset exchanges are complete, we will focus on the integration of the assets**
- **Execute on real estate optimization plans**
- **Continue to optimize fuel supplier relationships**
- **Remain comfortable with guidance* provided earlier this year**
  - Based on our current outlook and the expected performance of our announced strategic transactions and initiatives, we expect to generate 2020 Adjusted EBITDA^ between $125 million and $135 million and 2020 Distributable Cash Flow^ between $100 million and $110 million
  - On an annualized basis, 2020 Adjusted EBITDA^, would be in a range of $130 million to $140 million and Distributable Cash Flow^ would be in a range of $105 million to $115 million
  - These estimated ranges are based on current assumptions only. Actual results may be materially different if such assumptions differ significantly from actual results as a result of the risks set forth in Item 1A "Risk Factors" in CrossAmerica's Annual Report on Form 10-K

*Additional details regarding the 2020 guidance is included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com.
^Note: See the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

8

CrossAmerica Financial Overview Jon Benfield, Interim Chief Financial Officer

CROSSAMERICA PARTNERS LP
Fourth Quarter 2019 Earnings Call February 2020

4Q and Full Year Results Summary

OPERATING RESULTS (in millions, except for distributions per unit and coverage)	Three Months ended Dec. 31, 2019	Three Months ended Dec. 31, 2018	% Change	Full Year 2019	Full Year 2018	% Change
*Gross Profit	$35.0	$43.3	(19%)	$154.6	$165.6	(7%)
*Adjusted EBITDA	$25.6	$28.7	(11%)	$103.7	$106.1	(2%)
*Distributable Cash Flow	$18.8	$21.0	(11%)	$80.1	$76.3	5%
Weighted Avg. Diluted Units	34.5	34.4	0%	34.5	34.3	0%
Distribution Paid per LP Unit	$0.5250	$0.5250	0%	$2.1000	$2.2025	(5%)
Distribution Attributable to Each Respective Period per LP Unit	$0.5250	$0.5250	0%	$2.1000	$2.1000	0%
*Distribution Coverage (Paid Basis)	1.04x	1.16x	(10%)	1.11x	1.01x	10%

*The dollar amount/distribution coverage for Gross Profit, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage (paid basis) for the three-and-twelve-month periods ended December 31, 2018 have been adjusted for the new lease accounting guidance (ASC 842) that became effective January 1, 2019. Amounts have been adjusted as if the new lease standard had been adopted January 1, 2018. A reconciliation to the reported numbers for the three-and-twelve-month periods ended December 31, 2018 are provided in the Appendix section of this presentation.

Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or "DCF") to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

10

Capital Strength Leverage, as defined under our credit facility, was 4.70X as of December 31, 2019 Strong liquidity position with notional borrowing capacity of $226 million under the $750 million revolving credit facility Maintain Distribution Rate Distributable Cash Flow of $80.1 million for the full year 2019 and $18.8 million for the three-month period ended December 31, 2019 Distribution rate of $0.5250 per unit ($2.10 per unit annualized) attributable to the fourth quarter of 2019 Improved coverage ratio to 1.11 times for the full year 2019 from 1.01 times in 2018, as adjusted for the new lease accounting guidance Capital Expenditures A total of $24.6 million of capital expenditures during 2019 with $22.2 million of growth capex Growth capital projects include rebranding and dispenser upgrades in our Alabama network and elsewhere Coverage and Leverage Goals Continue to manage debt levels with target leverage range of 4.0x – 4.25x Long-term goal is to continue to improve our coverage and attain at least a 1.2x-1.3x coverage ratio Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Appendix Fourth Quarter 2019 Earnings Call

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion, which includes certain impairment charges. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and operating expenses payable to affiliates of the general partner, gains or losses on dispositions and lease terminations, certain acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unitholders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

Fourth Quarter 2019 Earnings Call February 2020

New Lease Accounting Effective in 2019

Pro Forma EBITDA and Distribution Coverage for Three-and-Twelve-Month Results Ended December 31, 2018 (in thousands, except for per unit amounts)

	Three Months Ended December 31, 2018			Year Ended December 31, 2018		
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Net income available to limited partners	$ 7,550	$ (8)	$ 7,542	$ 3,672	$ 7	$ 3,679
Interest expense	8,518	(1,370)	7,148	32,872	(5,518)	27,354
Income tax benefit	(611)	—	(611)	(2,733)	—	(2,733)
Depreciation, amortization and accretion expense	15,124	(429)	14,695	66,549	(1,716)	64,833
EBITDA	30,581	(1,807)	28,774	100,360	(7,227)	93,133
Equity funded expenses related to incentive compensation and the Circle K Omnibus Agreement	141	—	141	3,781	—	3,781
(Gain) loss on dispositions and lease terminations, net	(381)	—	(381)	6,297	—	6,297
Acquisition-related costs	205	—	205	2,914	—	2,914
Adjusted EBITDA	30,546	(1,807)	28,739	113,352	(7,227)	106,125
Cash interest expense	(8,211)	1,370	(6,841)	(31,338)	5,518	(25,820)
Sustaining capital expenditures	(370)	—	(370)	(2,443)	—	(2,443)
Current income tax expense	(524)	—	(524)	(1,528)	—	(1,528)
Distributable Cash Flow	$ 21,441	$ (437)	$ 21,004	$ 78,043	$ (1,709)	$ 76,334
Weighted-average diluted common units	34,449	34,449	34,449	34,345	34,345	34,345
Distributions paid per limited partner unit	$ 0.5250	$ 0.5250	$ 0.5250	$ 2.2025	$ 2.2025	$ 2.2025
Distribution Coverage Ratio	**1.19x**	**-0.03x**	**1.16x**	**1.03x**	**-0.02x**	**1.01x**

Note: The reported Gross Profit for the three-and-twelve-month periods ended December 31, 2018 were $45,074 and $172,795, respectively. Adjusting for the impact of the lease accounting ($1,807 for the three months and $7,227 for the twelve months), the adjusted Gross Profit was $43,267 and $165,568, respectively. See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or "DCF") to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

14

CROSSAMERICA PARTNERS LP

Fourth Quarter 2019 Earnings Call February 2020

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,	
	2019	2018	2019	2018
Net income available to limited partners[(a)]	$ 4,124	$ 7,550	$ 17,543	$ 3,672
Interest expense[(a)]	5,895	8,518	27,000	32,872
Income tax benefit	(540)	(611)	(1,230)	(2,733)
Depreciation, amortization and accretion	15,412	15,124	55,032	66,549
EBITDA[(a)]	24,891	30,581	98,345	100,360
Equity funded expenses related to incentive compensation and the Circle K Omnibus Agreement[(b)]	699	141	1,246	3,781
(Gain) loss on dispositions and lease terminations, net [(c)]	(525)	(381)	1,648	6,297
Acquisition-related costs [(d)]	521	205	2,464	2,914
Adjusted EBITDA[(a)]	25,586	30,546	103,703	113,352
Cash interest expense[(a)]	(5,644)	(8,211)	(25,973)	(31,338)
Sustaining capital expenditures[(e)]	(1,177)	(370)	(2,406)	(2,443)
Current income tax benefit (expense)[(f)]	10	(524)	4,799	(1,528)
Distributable Cash Flow[(a)]	$ 18,775	$ 21,441	$ 80,123	$ 78,043
Weighted average diluted common units	34,499	34,449	34,485	34,345
Distributions paid per limited partner unit [(g)]	$ 0.5250	$ 0.5250	$ 2.1000	$ 2.2025
Distribution Coverage Ratio [(a)(h)]	**1.04x**	**1.19x**	**1.11x**	**1.03x**

(a) As further discussed in Note 2 to the financial statements, CrossAmerica adopted ASC 842 effective January 1, 2019, and as a result, the Partnership's results for the three and twelve months ended December 31, 2019 are not directly comparable to the results for the three and twelve months ended December 31, 2018. Most significantly, payments on CrossAmerica's previous failed sale-leaseback obligations were characterized as principal and interest expense in periods prior to 2019. Starting in 2019, these payments are characterized as rent expense. These payments for the Wholesale and Retail segments amounted to approximately $1.7 million and $0.1 million for the three months ended December 31, 2018 and $6.7 million and $0.5 million for the twelve months ended December 31, 2018, respectively. Of the total payments, $1.4 million and $5.5 million were classified as interest expense for the three and twelve months ended December 31, 2018, respectively.

(b) As approved by the independent conflicts committee of the Board, the Partnership and Circle K mutually agreed to settle certain amounts due under the terms of the Circle K Omnibus Agreement in limited partner units of the Partnership. All changes allocated to CrossAmerica under the Circle K Omnibus Agreement since the first quarter of 2018 have been paid by the Partnership in cash.

(c) In June 2018, the Partnership executed master fuel supply and master lease agreements with Applegreen, to which CrossAmerica transitioned 43 sites in Florida from DMS in the third quarter of 2018. During the second quarter of 2018, in connection with this transition, CrossAmerica accrued a $3.8 million contract termination payment paid in cash to DMS during the third quarter of 2018. Additionally, the Partnership recorded a $2.4 million charge to write off deferred rent income related to the recapture of these sites from the master lease agreement with DMS.

(d) Relates to certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses. Acquisition-related costs for 2017 includes separation benefit costs and retention bonuses paid to certain EICP participants associated with acquisitions of CrossAmerica's General Partner.

(e) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(f) Consistent with prior divestitures, the current income tax benefit for the twelve months ended December 31, 2019 excludes income tax incurred on the sale of sites in connection with closed asset exchange transactions (recorded as a charge against equity). The period includes the tax benefit of 100% bonus depreciation on the eligible assets acquired in the closed asset exchange transactions as well as the dispenser upgrades and rebranding costs at CrossAmerica's Alabama sites.

(g) On January 22, 2020, the Board approved a quarterly distribution of $0.5250 per unit attributable to the fourth quarter of 2019. The distribution was paid on February 10, 2020 to all unitholders of record on February 3, 2020.

(h) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.

15